Exhibit 99-Press Release

Vernon, CT - April 23, 2002

               ALLIANCE REPORTS 3% FIRST QUARTER EARNINGS GROWTH,
                 10% STOCK DIVIDEND, AND 7.5 CENT CASH DIVIDEND

Alliance Bancorp of New England, Inc., the holding company for Tolland Bank, reported 3% earnings growth for the first quarter of 2002. Net income totaled $850 thousand, compared to $827 thousand a year earlier. Quarterly earnings per share were unchanged at $.35 in both periods due to the increase in dilutive shares, reflecting the impact on outstanding options of the 43% increase in the average price of Alliance's stock.

The Board of Directors approved an eleven-for-ten split of the common stock of Alliance Bancorp of New England, to be effected as a 10% stock dividend payable on May 21, 2002 to shareholders of record as of May 7, 2002. All share and per share data in the press release are based on shares prior to the 10% stock dividend.

Alliance also retained the quarterly dividend at 7.5 cents per share also payable on May 21, 2002 to shareholders of record as of May 7, 2002.

President Joseph Rossi said, "We are pleased with the performance of the bank and especially pleased to provide this stock dividend to our shareholders. Based on the current dividend amount, it will provide a 10% increase in future quarterly cash dividends. It will also produce a 10% increase in the total shares outstanding, improving the liquidity of our stock."

Mr. Rossi continued, "Total assets increased at a 13% annualized rate in the first quarter, reflecting strong deposit and loan growth. Our local economy remains healthy and we are implementing several sales and marketing initiatives to take advantage of bank consolidations in our markets."

First quarter net interest income increased by 3% from the same quarter of last year. The first quarter net interest margin measured 3.67%, compared to 3.95% in the first quarter of last year. The margin has rebounded from a low of 3.56% in the third quarter of 2001, after declining for the first three quarters of last year as a result of falling interest rates. First quarter fee and service charge income grew by 58% from the first quarter of last year, with increases in all major categories. Gains on the sale of securities increased by $136 thousand. Non-interest expenses


                                     -more-

Alliance Reports 3% First Quarter Earnings Growth
10% Stock Dividend, and 7.5 Cent Cash Dividend
April 23, 2002
Page 2

grew by 12% over the same period, with increases in most categories generally reflecting the bank's growth. The loan loss provision increased by $100 thousand.

Total assets were $397 million at March 31, 2002. Total regular loans increased at an 8% annualized rate and total deposits jumped at a 27% annualized rate during the quarter. Deposit growth included commercial and municipal deposits, some of which are anticipated to be short term in nature. Nonperforming assets totaled $1.8 million at March 31, 2002, measuring 0.45% of total assets. Net loan chargeoffs measured a negligible .03% of average loans during the quarter. The loan loss allowance measured 214% of nonperforming loans at the end of the quarter.

Shareholders' equity totaling $22.1 million at quarter-end measured 5.57% of total assets, which was unchanged from the same time last year. Book value per share was $9.45 at quarter-end. Return on shareholders' equity measured 15.3% during the first quarter. The Company's capital remained in excess of all regulatory requirements.

Alliance Bancorp of New England, Inc. (AMEX:ANE) is the bank holding company for Tolland Bank, a Connecticut-chartered bank with nine offices serving central and eastern Connecticut. (www.alliancebancorp.com and www.tollandbank.com)

Statements in this press release regarding Alliance Bancorp of New England, Inc.'s business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statement, see "Forward-Looking Statements" in the Company's Annual Report for the most recently ended fiscal year.

                                       ###

                      Alliance Bancorp of New England, Inc.
                Consolidated Selected Financial Data (Unaudited)

                                         As of and for the three months ended March 31,
                                         ----------------------------------------------
                                                     2002             2001
---------------------------------------------------------------------------------------
For the Quarter (in thousands)
Net interest income                                 $3,194           $3,091
Provision for loan losses                              172               72
Service charges and other income                       493              312
Net gain on securities                                 172               36
Non-interest expense                                 2,467            2,201
Net income                                          $  850           $  827
---------------------------------------------------------------------------------------
Per Share
Earnings - basic                                    $ 0.36           $ 0.35
Earnings - diluted                                    0.35             0.35
Dividends declared                                    0.075            0.075
Book value                                            9.45             8.37
Common stock price:
High                                                 14.51             9.38
Low                                                  11.75             8.37
Close                                                14.25             9.25
---------------------------------------------------------------------------------------
At Quarter End (in millions)
Total assets                                        $396.9           $350.5
Total loans                                          261.3            240.9
Other earning assets                                 105.7             89.2
Deposits                                             324.2            283.4
Borrowings                                            48.5             45.5
Shareholders' equity (a)                              22.1             19.5
---------------------------------------------------------------------------------------
Operating Ratios (in percent)
Return on average equity, annualized                 15.30    %       18.36%
Return on average assets, annualized                  0.90             0.97
Net interest margin, annualized (b)                   3.67             3.95
Equity % total assets (period end)                    5.57             5.57
Dividend payout ratio                                20.63            21.15
---------------------------------------------------------------------------------------

(a) Shareholders' equity includes net accumulated other comprehensive loss, which consists of unrealized losses on certain investment securities, net of taxes.

(b)  Ratio expressed as fully taxable equivalent.

                      Alliance Bancorp of New England, Inc.
                   Consolidated Income Statements (Unaudited)

                                                                  Three Months Ended
                                                                       March 31,
                                                              --------------------------
(in thousands, except share data)                                2002            2001
----------------------------------------------------------------------------------------
Interest Income
     Loans                                                    $    4,520      $    4,835
     Debt securities                                               1,337           1,276
     Dividends on equity securities                                  185             270
     Short-term investments                                           25              99
----------------------------------------------------------------------------------------
         Total interest and dividend income                        6,067           6,480
----------------------------------------------------------------------------------------

Interest Expense
     Deposits                                                      2,110           2,694
     Borrowings                                                      763             695
----------------------------------------------------------------------------------------
         Total interest expense                                    2,873           3,389
----------------------------------------------------------------------------------------

Net Interest Income                                                3,194           3,091

Provision For Loan Losses                                            172              72
----------------------------------------------------------------------------------------
     Net interest income after provision for loan losses           3,022           3,019

Non-Interest Income
     Service charges and other income                                493             312
     Net gain on securities                                          172              36
----------------------------------------------------------------------------------------
         Total non-interest income                                   665             348

Non-Interest Expense
     Compensation and benefits                                     1,310           1,159
     Occupancy                                                       173             181
     Data processing services and equipment                          308             276
     Office and insurance                                            163             136
     Purchased services                                              314             271
     Other                                                           199             178
----------------------------------------------------------------------------------------
         Total non-interest expense                                2,467           2,201
----------------------------------------------------------------------------------------
     Income before income taxes                                    1,220           1,166
     Income tax expense                                              370             339
----------------------------------------------------------------------------------------
         Net Income                                           $      850      $      827
========================================================================================

Per Share Data
     Basic earnings per share                                 $     0.36      $     0.35
========================================================================================
     Diluted earnings per share                               $     0.35      $     0.35
========================================================================================

     Average basic shares outstanding                          2,339,418       2,331,100
     Average additional dilutive shares                          100,031          45,263
----------------------------------------------------------------------------------------
     Average diluted shares                                    2,439,449       2,376,363
========================================================================================

                      Alliance Bancorp of New England, Inc.
                     Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)                                   March 31, 2002    December 31, 2001
-------------------------------------------------------------------------------------------------------
Assets
  Cash and due from banks                                             $  16,848           $  12,723
  Short-term investments                                                 18,633               2,591
     Total cash and cash equivalents                                     35,481              15,314
-------------------------------------------------------------------------------------------------------
  Securities available for sale (at fair value)                          77,779              85,973

  Securities held to maturity
     (fair value of $9,350 in 2002 and $11,987 in 2001)                   9,287              12,397

  Residential mortgage loans                                             62,391              63,037
  Commercial mortgage loans                                              88,179              87,485
  Other commercial loans                                                 41,688              37,658
  Consumer loans                                                         40,409              39,849
  Government guaranteed loans                                            28,624              29,595
-------------------------------------------------------------------------------------------------------
     Total loans                                                        261,291             257,624
  Less: Allowance for loan losses                                        (3,850)             (3,700)
-------------------------------------------------------------------------------------------------------
     Net loans                                                          257,441             253,924

  Premises and equipment, net                                             5,367               5,458
  Accrued interest income receivable                                      2,612               2,812
  Cash surrender value of life insurance                                  4,449               4,391
  Other assets                                                            4,500               4,296
-------------------------------------------------------------------------------------------------------
     Total assets                                                     $ 396,916           $ 384,565
=======================================================================================================

Liabilities and Shareholders' Equity
  Demand deposits                                                     $  35,679           $  33,647
  NOW deposits                                                           39,678              36,400
  Money market deposits                                                  41,265              41,223
  Savings deposits                                                       72,411              60,182
  Time deposits                                                         135,178             131,906
-------------------------------------------------------------------------------------------------------
     Total deposits                                                     324,211             303,358

  Borrowings                                                             48,500              57,069
  Other liabilities                                                       2,090               2,049
-------------------------------------------------------------------------------------------------------
     Total liabilities                                                  374,801             362,476

  Preferred stock, ($0.01 par value; 100,000 shares
     authorized, none issued)                                                --                  --
  Common stock, ($0.01 par value; authorized 4,000,000
     shares; issued 2,540,846 in 2002 and 2,539,896 in 2001;
     outstanding 2,340,247 in 2002 and 2,339,297 in 2001)                    25                  25
  Additional paid-in capital                                             11,586              11,577
  Retained earnings                                                      17,148              16,473
  Accumulated other comprehensive loss, net                              (3,535)             (2,877)
  Treasury stock (200,599 shares)                                        (3,109)             (3,109)
-------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                          22,115              22,089
-------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity                       $ 396,916           $ 384,565
=======================================================================================================